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EXHIBIT 5.1

                       [BISK & FITCH, L.L.P. LETTERHEAD]

                                 April 13, 2001

TeraForce Technology Corporation
1240 East Campbell Road
Richardson, Texas 75081

    Re: Registration Statement on Form S-3 of TeraForce Technology Corporation (the "Company")

Ladies and Gentlemen:

    We have acted as counsel to TeraForce Technology Corporation, a Delaware corporation (the "Company"), with respect to the offering by certain selling shareholders of up to 41,416,630 shares (the "Shares") of the Common Stock of the Company, par value $.01 per share (the "Common Stock") under the Registration Statement, filed by the Company under the Securities Act of 1933, as amended.

    As such counsel, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents, certificates and oral or written statements and other information of or from officers and representatives of the Company, its subsidiaries and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Registration Statement.

    Based on the foregoing, we are of the opinion that the shares of Common Stock covered by this Registration Statement which have been issued have been duly authorized, are fully paid, and non-assessable by the Company and that the shares of Common Stock issuable upon the exercise of the warrants set forth herein have been duly authorized, and following the exercise of such warrants and when paid for in accordance with the terms of such warrants, such shares of Common Stock will be validly, issued fully paid, and non-assessable to the Company.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ BISK & FITCH, L.L.P.

                                          BISK & FITCH, L.L.P.